Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation March 2018

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2017 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2017 . A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures can be found in the back of this presentation .

Company Overview 3

Overview of Icahn Enterprises ; Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Mi nin g, Railcar, Food Packaging, Metals, Real Estate and Home Fashion ; IEP is majority owned and controlled by Carl Icahn – Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP – As of December 31, 2017, Carl Icahn and his affiliates owned approximately 91.0% of IEP’s outstanding depositary units ; IEP benefits from cash flows from its subsidiaries: – CVR Energy: $2.00 per share annualized dividend – American Railcar Inc: $1.60 per share annual dividend – Recurring cash flows from our Real Estate segment ; IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis ; IEP has a $7.00 annual distribution (12.8 % yield as of February 28, 2018) (1) Investment segment total assets represents book value of equity 4 ($ millions) As of December 31, 2017 Segment Assets Revenue Net Income Attrib. to IEP Adj. EBITDA Attrib. to IEP Investment (1) $7,417 $297 $80 $138 Automotive 10,709 10,528 615 789 Energy 4,700 5,918 229 229 Metals 226 408 (44) 20 Railcar 1,487 2,306 1,214 223 Gaming 1,139 960 39 130 Mining 265 93 9 17 Food Packaging 487 393 (5) 45 Real Estate 892 590 519 47 Home Fashion 183 183 (20) (9) Holding Company 914 68 (206) 36 Total $28,419 $21,744 $2,430 $1,665 Twelve Months Ended December 31, 2017

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of December 31, 2017, Icahn Enterprises had investments with a fair market value of approximately $3.0 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
Icahn Automotive Group LLC
100%
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
Federal-Mogul LLC
100%
62%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
84%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
77%
Ferrous Resources
Brazilian iron ore producer
75%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns substantial interests in two separate operating subsidiaries
66%
34%
4%
CVR Refining, LP (NYSE: CVRR)
185k bpd capacity oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of December 31, 2017. Excludes intermediary and pass through entities.

5

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market A leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC ; IEP’s subsidiary companies possess key competitive strengths and / or leading market positions ; IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opport uni ties ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 6 A Brazilian iron ore mining operation that supplies iron ore products to the global steel industry Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to ten operating segments and approximately $32 billion of assets as of December 31, 2017
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
  - In 2017, IEP sold American Railcar Leasing for $3.4 billion and recognized a pre-tax gain of $1.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions
  - Acquired Pep Boys in 2016

Timeline of Recent Acquisitions and Exits

As of December 31, 2007
- Mkt. Cap: $8.9bn
- Total Assets: $12.4bn

Current(1)
- Mkt. Cap: $9.2bn
- Total Assets: $31.8bn

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering.

IEH Auto Parts Holding
6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

American Railcar Leasing
2017: Sale of ARL for $3.4 billion and a pre-tax gain of $1.7 billion.

Year: 2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing
10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

Ferrous Resources
6/8/15: IEP acquired a controlling interest in Ferrous Resources

Pep Boys
2/4/16: IEP acquired Pep Boys

(1) Market capitalization as of December 31, 2017 and balance sheet data as of December 31, 2017.

7

; IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies ; Activist strategy requires significant capital, rapid execution and willingness to take control of companies ; Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt ; IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control ; With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes ; Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 8

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Adjusted business model to separate Powertrain and Motorparts into two separate businesses	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation improved management focus for the respective segments	▪ CVR Energy stock up approximately 108.3%, including dividends, from tender offer price of $30.00[(1)]

(1) Based on CVR Energy's stock price as of December 31, 2017 and the $30 tender offer price which closed in May 2012.

9

Deep Team Led by Carl Icahn ; Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street ; Team consists of approximately 20 professionals with diverse backgrounds ─ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer , Icahn Enterprises L.P. 13 16 SungHwan Cho Chief Financial Officer , Icahn Enterprises L.P. 11 20 Courtney Mather Portfolio Manager, Icahn Capital 4 18 Richard Mulligan Portfolio Manager, Icahn Capital 1 38 Nick Graziano Portfolio Manager, Icahn Capital 3 23 Brett Icahn Consultant, Icahn Enterprises L.P. 13 13 Jesse Lynn General Counsel, Icahn Enterprises L.P. 13 22 Andrew Langham General Counsel, Icahn Enterprises L.P. 13 18 10

Overview of Operating Segments 11

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $3.0 billion as of December 31, 2017
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Highlights and Recent Developments

- Since inception in 2004 through December 31, 2017, the Investment Funds' cumulative return was approximately 121.0%, representing an annualized rate of return of approximately 6.2%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Motorola, eBay, Manitowoc)
  - Corporate governance changes (e.g., eBay, Gannet)
- As of December 31, 2017, the Investment Funds' had a net long notional exposure of 14%

Historical Segment Financial Summary

Investment Segment ($ millions)	FYE December 31, 2015	2016	2017
Select Income Statement Data:			
Total revenues	($865)	($1,223)	$297
Net income (loss)	(1,665)	(1,487)	118
Net income (loss) attrib. to IEP	(760)	(604)	80
Select Balance Sheet Data[1]:			
Total equity	$7,541	$5,396	$7,417
Equity attributable to IEP	3,428	1,669	3,052

Historical Returns[2]



(35.6%)
33.3%
15.2%
34.5%
20.2%(3)
30.8%
(7.4%)
(18.0%)
(20.3%)
2.1%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(3) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.

12

Highlights and Recent Developments ; Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil ; CVR Partners acquired an additional fertilizer plant in April 2016, giving it geographic and feed stock diversity ; CVR Energy has annualized dividends of $2.00 per unit ─ CVR Refining did not declare a distribution for 2016 and declared distributions of $1.39 per common unit for the twelve months of operations in 2017 ─ CVR Partners full year distribution was $0.71 per common unit in 2016 and $0.02 per common unit for the twelve months ended December 31, 2017 Segment: Energy Company Description ; CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP ( NYSE:UAN ) ─ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ─ CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary 13 (1) Balance Sheet data as of the end of each respective fiscal period. Energy Segment ($ millions) 2015 2016 2017 Select Income Statement Data: Total revenues $5,442 $4,764 $5,918 Adjusted EBITDA 755 313 429 Net income (loss) 7 (604) 275 Adjusted EBITDA attrib. to IEP $436 $156 $229 Net income (loss) attrib. to IEP 25 (327) 229 Select Balance Sheet Data (1) : Total assets $4,888 $5,013 $4,700 Equity attributable to IEP 1,508 1,034 1,098 FYE December 31,

Segment: Automotive

Company Description

- We conduct our Automotive segment through our wholly owned subsidiaries Federal-Mogul LLC ("Federal-Mogul") and Icahn Automotive Group LLC ("Icahn Automotive"), which is the parent company of IEH Auto Parts Holding LLC and The Pep Boys - Manny, Moe and Jack
- Federal-Mogul is engaged in the manufacture and distribution of automotive parts
- Icahn Automotive provides automotive maintenance services as well as retail and wholesale sales of automotive parts

Historical Segment Financial Summary

Automotive Segment	FYE December 31,		
($ millions)	2015[2]	2016[2]	2017
Select Income Statement Data:			
Total revenues	$7,853	$9,928	$10,528
Adjusted EBITDA	651	834	800
Net income (loss)	(352)	77	626
Adjusted EBITDA attrib. to IEP	$531	$692	$789
Net income (loss) attrib. to IEP	(299)	53	615
Select Balance Sheet Data[1]:			
Total assets	$7,943	$9,855	$10,709
Equity attributable to IEP	1,270	2,292	3,234

Recent Developments

- In January 2017, Icahn Enterprises completed the acquisition of all outstanding shares of Federal Mogul not already owned by Icahn Enterprises

Federal-Mogul: Powertrain Highlights

- Fuel economy and emissions content driving market growth
  - Combustion engines still #1 for foreseeable future
  - Regulations increasing demand for further improvement through 2025
  - Engine downsizing creates higher content product mix
- Leading powertrain products with #1 or #2 position in most major product categories
- Extensive technology and intellectual property with focus on core product lines
- Investing in emerging markets where there are attractive opportunities for growth
- Continued restructuring to lower cost structure and improve manufacturing footprint

Federal-Mogul: Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles and the increasing age of vehicles
- Leader in most of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Investing in Growth
  - **Global Expansion**: Leverage global capabilities in Asia and other emerging markets
  - **Distribution and IT**: Improve customer service and delivery, order and inventory management, on-line initiatives
  - **Cost Structure**: improve manufacturing footprint, optimize low-cost sourcing and operational performance
  - **Product Line Growth**: expand existing product lines and add new product lines
  - **Product Differentiation and Brand Value**: invest in product innovation and communicate brand value proposition to end customers

Icahn Automotive Group LLC

- Pep Boys and IEH Auto are operated together in order to grow their sales to DIFM distributors and DIFM service professionals, to grow their automotive service business, and to maintain their DIY customer bases by offering the broadest product assortment in the automotive aftermarket
- In 2017, we increased the number of stores in our service network by over 1,100 locations
  - Just Brakes in January 2017 (134 locations), Precision Auto Care in July 2017 (253 locations), American Driveline Systems in October 2017 (680 locations) and other acquisitions

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include IEH Auto Parts Holding LLC beginning June 1, 2015 and Pep Boys beginning February 3, 2016

14

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2015	2016	2017
Net Sales/Other Revenues From Operations:			
Manufacturing	$440	$430	$265
Railcar leasing	452	471	300
Railcar services	47	51	70
Total	$939	$952	$635
Gross Margin:			
Manufacturing	$102	$64	$16
Railcar leasing	276	276	216
Railcar services	22	23	20
Total	$400	$363	$252
Adjusted EBITDA attrib. to IEP	$318	$379	$223
Net income (loss) attrib. to IEP	137	150	1,214
Total assets[1]	$3,681	$3,332	$1,487
Equity attributable to IEP[1]	742	444	428

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) As of December 31, 2017.

Highlights and Recent Developments

- Sold American Railcar Leasing for $3.4 billion in 2017
- Railcar manufacturing
  - Railcar shipments for the three months ended December 31, 2017 of 1,102 railcars, including 382 railcars to leasing customers
  - Tank railcar demand impacted by volatile crude oil prices
- Approximately 13,100 railcars[2] in ARI's lease fleet provide stable cash flows
- ARI annualized dividend is $1.60 per share
- On July 28, 2015, ARI's Board of Directors authorized a $250 million stock repurchase program

15

Segment: Gaming

Company Description

- We conduct our Gaming segment through our majority ownership in Tropicana Entertainment and Trump Entertainment
- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 399,000 square feet of gaming space with approximately 8,000 slot machines, 270 table games and 5,800 hotel rooms as of December 31, 2017
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000
- Trump Entertainment Resort, Inc. owns Trump Plaza Hotel and Casino, which ceased operations in September 2014

Historical Segment Financial Summary

Gaming Segment	FYE December 31,		
($ millions)	2015	2016[2]	2017
Select Income Statement Data:			
Total revenues	$811	$948	$960
Adjusted EBITDA	142	124	173
Net income (loss)	38	(95)	52
Adjusted EBITDA attrib. to IEP	$94	$78	$130
Net income (loss) attrib. to IEP	26	(109)	39
Select Balance Sheet Data[1]:			
Total assets	$1,285	$1,402	$1,139
Equity attributable to IEP	604	730	761

Highlights and Recent Developments

- In August 2017, Tropicana repurchased $36 million of its common stock and IEP purchased $95 million of Tropicana common stock

Tropicana Entertainment Inc.

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
  - Evansville, IN land based casino opened in October 2017
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - In April 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri

Trump Entertainment Resort, Inc.

- In Q1 2016, IEP obtained control and began consolidating the results of Trump Entertainment, which owned Trump Taj Mahal Casino Resort in Atlantic City, New Jersey
  - Trump Taj Mahal closed in October 2016
  - In Q1 2017, IEP sold the Trump Taj Mahal Casino Resort

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include Trump Entertainment beginning February 26, 2016.

16

Highlights and Recent Developments ; Future growth expected to be driven by changing diets of a growing middle class in emerging markets ─ Majority of revenues from emerging markets ─ Acquired a plastic casing manufacturer in Poland in December 2016 and a fibrous casing manufacturer in January 2017 ; Developed markets remain a steady source of income ─ Distribution channels to certain customers spanning more than 50 years ; Significant barriers to entry ─ Technically difficult chemical production process ─ Significant environmental and food safety regulatory requirements ─ Substantial capital cost ; Rights offering completed in January, 2018 raising $50 million Segment: Food Packaging Company Description ; Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry ; Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ─ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 17 (1) Balance Sheet data as of the end of each resp ective fiscal period. Food Packaging Segment ($ millions) 2015 2016 2017 Select Income Statement Data: Total revenues $337 $332 $393 Adjusted EBITDA 59 55 62 Net income (loss) (3) 8 (6) Adjusted EBITDA attrib. to IEP $43 $40 $45 Net income (loss) attrib. to IEP (3) 6 (5) Select Balance Sheet Data (1) : Total assets $416 $428 $487 Equity attributable to IEP 23 25 28 FYE December 31,

Highlights and Recent Developments ; Increasing global demand for steel and other metals drives demand for U.S. scrap ; Results are currently impacted by headwinds from: ─ Low iron ore prices ─ Strong U.S. dollar ─ Increased steel imports ; Scrap recycling process is “greener” than virgin steel production ─ Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces ─ Electric arc furnace steel mills are approximately 60% of U.S. production ; Highly fragmented industry with potential for further consolidation ─ Capitalizing on consolidation and vertical integration opportunities ─ PSC is building a leading position in its markets ; Product diversification will reduce volatility through cycles ─ Expansion of non - ferrous share of total business Segment: Metals Company Description ; PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S. ; Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers ; Strong regional footprint (Upper Midwest, St. Louis Region and the South) Historical Segment Financial Summary 18 (1) Balance Sheet data as of the end of each respective fiscal period. Metals Segment ($ millions) 2015 2016 2017 Select Income Statement Data: Total revenues $365 $269 $408 Adjusted EBITDA (29) (15) 20 Net income (loss) (51) (20) (44) Adjusted EBITDA attrib. to IEP ($29) ($15) $20 Net income (loss) attrib. to IEP (51) (20) (44) Select Balance Sheet Data (1) : Total assets $215 $193 $226 Equity attributable to IEP 182 155 182 FYE December 31,

Segment: Real Estate

Company Description

- Consists of rental real estate, property development and associated club activities
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development and club operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development

Historical Segment Financial Summary

Real Estate Segment ($ millions)	FYE December 31,		
	2015	2016	2017
Select Income Statement Data:			
Total revenues	$131	$88	$590
Adjusted EBITDA	45	41	47
Net income (loss)	61	12	519
Adjusted EBITDA attrib. to IEP	$45	$41	$47
Net income (loss) attrib. to IEP	61	12	519
Select Balance Sheet Data[1]:			
Total assets	$701	$687	$892
Equity attributable to IEP	656	642	824

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Net lease portfolio overview
  - Single tenant (Over $200bn market cap, A- credit) for two large buildings with leases through 2021 – 2030
  - 10 legacy properties with 1.6 million square feet: 24% Retail, 28% Industrial, 48% Office
- Maximize value of commercial lease portfolio through effective management of existing properties
- Seek to sell assets on opportunistic basis
  - Sold $56 million of properties in 2017 generating gains of $40 million

Property Development

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 272 and 1,128 units, respectively
- In Q3 2017, sold a development property in Las Vegas Nevada for $600 million, resulting in a pretax gain of $456 million

Club Operations

- Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities

19

Highlights and Recent Developments ; IEP acquired a controlling interest in Ferrous Resources in June 2015 ─ IEP owns 77% of the common stock Segment: Mining Company Description ; Ferrous Resources has rights to certain iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. ─ Significant iron ore assets in the State of Minas Gerais , Brazil, known as Viga , Viga Norte, Esperança , Serrinha and Santanense . ─ Mineral rights near Jacuípe in the State of Bahia, Brazil. Historical Segment Financial Summary 20 (1) Balance Sheet data as of the end of the fiscal period. (2) Icahn Enterprises acquired majority ownership of Ferrous Resources on June 8, 2015 Mining Segment Seven Months Ended December 31, 2015 (2) FYE December 31, 2016 FYE December 31, 2017 ($ millions) Select Income Statement Data: Total Revenues $28 $63 $93 Adjusted EBITDA (9) 2 22 Net income (loss) (195) (24) 10 Adjusted EBITDA attrib. to IEP ($6) $1 $17 Net income (loss) attrib. to IEP (150) (19) 9 Select Balance Sheet Data (1) : Total assets $203 $219 $265 Equity attributable to IEP 95 104 138

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,		
($ millions)	2015	2016	2017
Select Income Statement Data:			
Total revenues	$194	$196	$183
Adjusted EBITDA	6	(1)	(9)
Net income (loss)	(4)	(12)	(20)
Adjusted EBITDA attrib. to IEP	$6	($1)	($9)
Net income (loss) attrib. to IEP	(4)	(12)	(20)
Select Balance Sheet Data[1]:			
Total assets	$206	$193	$183
Equity attributable to IEP	176	164	144

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

21

Financial Performance 22

Financial Performance Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises 23 ($1,194) ($1,128) $2,430 FYE 2015 FYE 2016 FYE 2017 $928 $842 $1,665 FYE 2015 FYE 2016 FYE 2017 ($Millions) ($ in millions) 2015 2016 2017 ($ in millions) 2015 2016 2017 Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA attributable to Icahn Enterprises Investment ($760) ($604) $80 Investment ($500) ($528) $138 Automotive (299) 53 615 Automotive 531 692 789 Energy 25 (327) 229 Energy 436 156 229 Metals (51) (20) (44) Metals (29) (15) 20 Railcar 137 150 1,214 Railcar 318 379 223 Gaming 26 (109) 39 Gaming 94 78 130 Mining (150) (19) 9 Mining (6) 1 17 Food Packaging (3) 6 (5) Food Packaging 43 40 45 Real Estate 61 12 519 Real Estate 45 41 47 Home Fashion (4) (12) (20) Home Fashion 6 (1) (9) Holding Company (176) (258) (206) Holding Company (10) (1) 36 Total ($1,194) ($1,128) $2,430 Total $928 $842 $1,665 FYE December 31,FYE December 31,

Consolidated Financial Snapshot ($Millions) 24 2015 2016 2017 Net Income (Loss): Investment ($1,665) ($1,487) $118 Automotive (352) 77 626 Energy 7 (604) 275 Metals (51) (20) (44) Railcar 213 183 1,267 Gaming 38 (95) 52 Mining (195) (24) 10 Food Packaging (3) 8 (6) Real Estate 61 12 519 Home Fashion (4) (12) (20) Holding Company (176) (258) (206) Net Income (Loss) ($2,127) ($2,220) $2,591 Less: net income (loss) attrib. to NCI (933) (1,092) 161 Net Income (Loss) attib. to IEP ($1,194) ($1,128) $2,430 Adjusted EBITDA: Investment ($1,100) ($1,257) $284 Automotive 651 834 800 Energy 755 313 429 Metals (29) (15) 20 Railcar 492 458 276 Gaming 142 124 173 Mining (9) 2 22 Food Packaging 59 55 62 Real Estate 45 41 47 Home Fashion 6 (1) (9) Holding Company (10) (1) 36 Consolidated Adjusted EBITDA $1,002 $553 $2,140 Less: Adjusted EBITDA attrib. to NCI 72 289 (475) Adjusted EBITDA attrib. to IEP $930 $842 $1,665 Capital Expenditures $1,359 $826 $991 FYE December 31,

Strong Balance Sheet

($Millions)

	As of December 31, 2017											
	Investment	Automotive	Energy	Railcar	Gaming	Metals	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets												
Cash and cash equivalents	$17	$367	$482	$100	$105	$24	$15	$16	$30	$0	$526	$1,682
Cash held at consolidated affiliated partnershipsand restricted cash	734	4	-	19	16	5	-	2	2	4	-	786
Investments	9,532	324	83	23	23	-	-	-	-	-	384	10,369
Accounts receivable, net	-	1,406	178	44	11	40	10	78	3	35	-	1,805
Inventories, net	-	2,601	385	54	-	33	30	92	-	66	-	3,261
Property, plant and equipment, net	-	3,503	3,213	1,199	808	110	188	170	438	72	-	9,701
Goodwill and intangible assets, net	-	1,963	298	7	74	3	-	36	29	-	-	2,410
Other assets	516	541	61	41	102	11	22	93	390	6	4	1,787
Total Assets	$10,799	$10,709	$4,700	$1,487	$1,139	$226	$265	$487	$892	$183	$914	$31,801
Liabilities and Equity												
Accounts payable, accrued expenses and other liabilities	$1,302	$2,770	$1,125	$254	$104	$41	$45	$98	$46	$34	$190	$6,009
Securities sold, not yet purchased, at fair value	1,023	-	-	-	-	-	-	-	-	-	-	1,023
Due to brokers	1,057	-	-	-	-	-	-	-	-	-	-	1,057
Post-employment benefit liability	-	1,075	-	8	-	2	-	74	-	-	-	1,159
Debt	-	3,470	1,166	546	137	1	58	273	22	5	5,507	11,185
Total liabilities	3,382	7,315	2,291	808	241	44	103	445	68	39	5,697	20,433
Equity attributable to Icahn Enterprises	3,052	3,234	1,098	428	761	182	138	28	824	144	(4,783)	5,106
Equity attributable to non-controlling interests	4,365	160	1,311	251	137	-	24	14	-	-	-	6,262
Total equity	7,417	3,394	2,409	679	898	182	162	42	824	144	(4,783)	11,368
Total liabilities and equity	$10,799	$10,709	$4,700	$1,487	$1,139	$226	$265	$487	$892	$183	$914	$31,801

25

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of			
	March 31 2017	June 30 2017	Sept 30 2017	Dec 31 2017
Market-valued Subsidiaries:				
Holding Company interest in Funds (1)	$1,846	$2,742	$2,882	$3,052
CVR Energy (2)	1,430	1,549	1,844	2,651
CVR Refining - direct holding (2)	54	55	57	95
American Railcar Industries (2)	488	455	458	494
Total market-valued subsidiaries	$3,818	$4,801	$5,241	$6,293
Other Subsidiaries				
Tropicana (3)	$1,021	$1,099	$1,440	$1,439
Viskase (3)	155	164	179	173
Federal-Mogul (4)	1,690	1,690	1,690	1,690
Real Estate Holdings (1)	638	643	851	824
PSC Metals (1)	169	169	169	182
WestPoint Home (1)	161	157	153	144
ARL / RemainCo (5)	1,699	557	537	18
Ferrous Resources (1)	109	125	123	138
Icahn Automotive Group LLC (1)	1,301	1,325	1,487	1,728
Trump Entertainment (1)	28	32	64	22
Total - other subsidiaries	$6,971	$5,961	$6,693	$6,359
Add: Holding Company cash and cash equivalents (6)	337	653	484	526
Less: Holding Company debt (6)	(5,507)	(5,507)	(5,508)	(5,507)
Add: Other Holding Company net assets (7)	163	93	175	189
Indicative Net Asset Value	**$5,782**	**$6,000**	**$7,085**	**$7,860**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 9.0x Adjusted EBITDA for the twelve months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017.
(4) Represents the value of the company based on IEP's tender offer during Q1 2017.
(5) March 31, 2017 reflect the initial sale of ARL to SMBC Rail and assumes that the ARL cars not being sold to SMBC Rail during the initial closing are valued at the purchase price option set forth in the ARL sales agreement less liabilities. June 30, 2017, September 30, 2017 and December 31, 2017 represents the option purchase price of the remaining cars not sold in the initial ARL sale, plus working capital as of that date.
(6) Holding Company's balance as of each respective date.
(7) Holding Company's balance as of each respective date. For March 31, 2017, the distribution payable was adjusted to $20 million, which represents the actual distribution paid subsequent to March 31, 2017.

26

Appendix — Adjusted EBITDA Reconciliations 27

Non - GAAP Financial Measures 28 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . We present EBITDA and Adjusted EBITDA a consolidated basis and attributable to Icahn Enterprises net of the effect of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2017

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	$118	$626	$275	($44)	$1,267	$52	$10	($6)	$519	($20)	($206)	$2,591
Interest expense, net	166	161	109	-	43	10	5	13	2	-	319	828
Income tax (benefit) expense	-	(674)	(338)	43	496	93	3	21	-	-	(82)	(438)
Depreciation, depletion and amortization	-	508	278	20	65	73	5	25	20	8	-	1,002
EBITDA before non-controlling interests	$284	$621	$324	$19	$1,871	$228	$23	$53	$541	($12)	$31	$3,983
Impairment of assets	-	40	-	-	68	-	-	1	2	1	-	112
Restructuring costs	-	21	-	1	-	-	-	2	-	1	-	25
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	4	-	-	-	14
FIFO impact favorable	-	-	(30)	-	-	-	-	-	-	-	-	(30)
Major scheduled turnaround expense	-	-	83	-	-	-	-	-	-	-	-	83
(Gain) loss on disposition of assets, net	-	(12)	3	-	(1,664)	4	-	-	(496)	-	(1)	(2,166)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	12	16
Unrealized loss on certain derivatives	-	-	53	-	-	-	-	-	-	-	-	53
Tax settlements	-	-	-	-	-	(61)	-	-	-	-	-	(61)
Other	-	116	(4)	-	1	2	(1)	2	-	1	(6)	111
Adjusted EBITDA before non-controlling interests	$284	$800	$429	$20	$276	$173	$22	$62	$47	($9)	$36	$2,140
Adjusted EBITDA attributable to IEP:												
Net income (loss)	$80	$615	$229	($44)	$1,214	$39	$9	($5)	$519	($20)	($206)	$2,430
Interest expense, net	58	161	44	-	35	8	4	9	2	-	319	640
Income tax (benefit) expense	-	(674)	(238)	43	526	77	2	16	-	-	(82)	(330)
Depreciation, depletion and amortization	-	508	133	20	43	57	2	18	20	8	-	809
EBITDA before non-controlling interests	$138	$610	$168	$19	$1,818	$181	$17	$38	$541	($12)	$31	$3,549
Impairment of assets	-	40	-	-	68	-	-	1	2	1	-	112
Restructuring costs	-	21	-	1	-	-	-	1	-	1	-	24
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	3	-	-	-	13
FIFO impact favorable	-	-	(18)	-	-	-	-	-	-	-	-	(18)
Major scheduled turnaround expense	-	-	49	-	-	-	-	-	-	-	-	49
(Gain) loss on disposition of assets, net	-	(12)	3	-	(1,664)	4	-	-	(496)	-	(1)	(2,166)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	12	16
Unrealized loss on certain derivatives	-	-	31	-	-	-	-	-	-	-	-	31
Tax settlements	-	-	-	-	-	(57)	-	-	-	-	-	(57)
Other	-	116	(4)	-	1	2	-	2	-	1	(6)	112
Adjusted EBITDA attributable to Icahn Enterprises	$138	$789	$229	$20	$223	$130	$17	$45	$47	($9)	$36	$1,665

29

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net (loss) income	($1,487)	$77	($604)	($20)	$183	($95)	($24)	$8	$12	($12)	($258)	($2,220)
Interest expense, net	230	153	82	-	83	12	5	12	2	-	288	867
Income tax (benefit) expense	-	40	(45)	(16)	57	24	2	8	-	-	(34)	36
Depreciation, depletion and amortization	-	473	258	22	134	71	6	20	22	8	-	1,014
EBITDA before non-controlling interests	($1,257)	$743	($309)	($14)	$457	$12	($11)	$48	$36	($4)	($4)	($303)
Impairment of assets	-	18	574	1	-	106	-	-	5	2	3	709
Restructuring costs	-	27	-	2	-	-	-	3	-	-	-	32
Non-service cost of U.S. based pension	-	13	-	-	-	-	-	5	-	-	-	18
FIFO impact favorable	-	-	(52)	-	-	-	-	-	-	-	-	(52)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	38	-	-	-	-	-	-	-	-	38
Gain on disposition of assets, net	-	(9)	-	(1)	-	-	-	-	(1)	-	-	(11)
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized loss on certain derivatives	-	-	56	-	-	-	-	-	-	-	-	56
Other	-	42	1	(3)	-	6	13	(1)	1	1	-	60
Adjusted EBITDA before non-controlling interests	($1,257)	$834	$313	($15)	$458	$124	$2	$55	$41	($1)	($1)	$553
Adjusted EBITDA attributable to IEP:												
Net (loss) income	($604)	$53	($327)	($20)	$150	($109)	($19)	$6	$12	($12)	($258)	($1,128)
Interest expense, net	76	127	31	-	74	9	4	9	2	-	288	620
Income tax (benefit) expense	-	30	(32)	(16)	41	15	2	6	-	-	(34)	12
Depreciation, depletion and amortization	-	406	127	22	113	52	4	14	22	8	-	768
EBITDA attributable to Icahn Enterprises	($528)	$616	($201)	($14)	$378	($33)	($9)	$35	$36	($4)	($4)	$272
Impairment of assets	-	15	334	1	-	106	-	-	5	2	3	466
Restructuring costs	-	22	-	2	-	-	-	2	-	-	-	26
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	4	-	-	-	14
FIFO impact unfavorable	-	-	(31)	-	-	-	-	-	-	-	-	(31)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	20	-	-	-	-	-	-	-	-	20
(Gain) loss on disposition of assets, net	-	(7)	-	(1)	-	-	-	-	(1)	-	-	(9)
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized loss on certain derivatives	-	-	32	-	-	-	-	-	-	-	-	32
Other	-	36	1	(3)	-	5	10	(1)	1	1	-	50
Adjusted EBITDA attributable to Icahn Enterprises	($528)	$692	$156	($15)	$379	$78	$1	$40	$41	($1)	($1)	$842

30

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,665)	($352)	$7	($51)	$213	$38	($195)	($3)	$61	($4)	($176)	($2,127)
Interest expense, net	563	138	45	-	80	11	2	12	2	-	288	1,141
Income tax (benefit) expense	-	50	59	(32)	69	27	1	10	-	-	(116)	68
Depreciation, depletion and amortization	-	346	229	29	127	63	8	19	21	7	-	849
EBITDA before non-controlling interests	($1,102)	$182	$340	($54)	$489	$139	($184)	$38	$84	$3	($4)	($69)
Impairment	-	344	253	20	-	-	169	-	2	-	-	788
Restructuring	-	89	-	2	-	-	-	5	-	1	-	97
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	3	-	-	-	2
FIFO impact unfavorable	-	-	60	-	-	-	-	-	-	-	-	60
Certain share-based compensation expense	-	(1)	13	-	1	-	-	-	-	-	-	13
Major scheduled turnaround expense	-	-	109	-	-	-	-	-	-	-	-	109
Losses (gains) on disposition of assets	-	-	2	-	-	1	-	1	(40)	-	-	(36)
Expenses related to certain acquisitions	-	6	-	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	-	2
Unrealized gains on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	2	32	(24)	3	-	(2)	6	12	(1)	2	(6)	24
Adjusted EBITDA before non-controlling interests	($1,100)	$651	$755	($29)	$492	$138	($9)	$59	$45	$6	($10)	$998
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($760)	($299)	$25	($51)	$137	$26	($150)	($3)	$61	($4)	($176)	($1,194)
Interest expense, net	259	113	25	-	57	7	2	9	2	-	288	762
Income tax (benefit) expense	-	46	54	(32)	36	18	1	7	-	-	(116)	14
Depreciation, depletion and amortization	-	285	125	29	86	43	6	14	21	7	-	616
EBITDA attributable to Icahn Enterprises	($501)	$145	$229	($54)	$316	$94	($141)	$27	$84	$3	($4)	$198
Impairment	-	282	110	20	-	-	130	-	2	-	-	544
Restructuring	-	73	-	2	-	-	-	4	-	1	-	80
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	2	-	-	-	1
FIFO impact unfavorable	-	-	35	-	-	-	-	-	-	-	-	35
Certain share-based compensation expense	-	(1)	11	-	1	-	-	-	-	-	-	11
Major scheduled turnaround expense	-	-	62	-	-	-	-	-	-	-	-	62
Losses (gains) on disposition of assets	-	-	1	-	-	1	-	1	(40)	-	-	(37)
Expenses related to certain acquisitions	-	5	-	-	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	-	1
Unrealized gains on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	1	28	(14)	3	-	(1)	5	9	(1)	2	(6)	26
Adjusted EBITDA attributable to Icahn Enterprises	($500)	$531	$436	($29)	$318	$94	($6)	$43	$45	$6	($10)	$928

31